SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest event reported):	April 22, 2004

Extendicare Health Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-43549; 333-97293	98-0066268
(State or other jurisdiction	(Commission File Numbers)	(IRS Employer
of incorporation)		Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices including zip code)

(414) 908-8000
(Registrant's telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

        On April 22, 2004, Extendicare Health Services, Inc. (the “Company”), issued a press release announcing that the Company has completed its sale of $125 million aggregate principal amount of its 6.875% Senior Subordinated Notes due 2014. Pursuant to Rule 135c of the Securities Act of 1933, as amended, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(99.1)	Extendicare Health Services, Inc. Press Release dated April 22, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDICARE HEALTH SERVICES,
INC.
Date: April 23, 2004
By: /s/ Mark W. Durishan
Mark W. Durishan
Vice President, Chief Financial Officer and
Treasurer

EXTENDICARE HEALTH SERVICES, INC.

Exhibit Index to Current Report on Form 8-K
Dated April 22, 2004

Exhibit
Number

(99.1)	Extendicare Health Services, Inc. Press Release dated April 22, 2004